Exhibit 2

The terms, conditions and definitions used in the Exchange Offer Circular of Taiga Building Products Ltd. dated September 29, 2017 (and any amendments thereto) are incorporated by reference in this Consent and Letter of Transmittal. The instructions accompanying this Consent and Letter of Transmittal should be read carefully before this Consent and Letter of Transmittal is completed. Your broker or other financial advisor can assist you in completing this Consent and Letter of Transmittal.

CONSENT AND LETTER OF TRANSMITTAL

To Tender and Consent with Respect to

14% SUBORDINATED NOTES DUE 2020

(CUSIP No. 87402AAA6)

Issued by

TAIGA BUILDING PRODUCTS LTD.

Pursuant to an Exchange Offer and Consent Solicitation Statement dated September 29, 2017

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M. (VANCOUVER TIME) ON NOVEMBER 8, 2017 UNLESS EXTENDED OR EARLIER TERMINATED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). NOTEHOLDERS (AS DEFINED BELOW) OF THE EXISTING NOTES (AS DEFINED BELOW) MUST VALIDLY TENDER THEIR EXISTING NOTES ON OR PRIOR TO THE EXPIRATION TIME TO BE ELIGIBLE TO RECEIVE THE APPLICABLE CONSIDERATION. TENDERED EXISTING NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE TERMS OF THE OFFER ON OR PRIOR TO THE EXPIRATION TIME, BUT NOT THEREAFTER OTHER THAN AS REQUIRED BY APPLICABLE LAW, UNLESS SUCH TIME IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail:

P.O. Box 7021

31 Adelaide Street East

Toronto, Ontario M5C 3H2

Attention: Corporate Actions

By Registered Mail, Hand or by Courier:

100 University Avenue 8th Floor

Toronto, Ontario M5J 2Y1

Attention: Corporate Actions

Toll Free: 1-800-564-6253

E-mail: corporateactions@computershare.com

PLEASE READ THE OFFER DOCUMENTS (AS DEFINED HEREIN) AND THE INSTRUCTIONS SET OUT BELOW CAREFULLY BEFORE COMPLETING THIS CONSENT AND LETTER OF TRANSMITTAL. DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. IF EXISTING NOTES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE CONSENT AND LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED HOLDER.

Taiga Building Products Ltd. (“Taiga” or the “Company”) is offering to purchase (the “Offer”) the outstanding 14% unsecured subordinated notes of Taiga due September 1, 2020 (the “Existing Notes”) from holders of the Existing Notes resident in Canada and, where permitted by applicable laws, outside of Canada (collectively, “Noteholders”), for the consideration described in, and upon the terms and subject to the conditions set forth in, the Exchange Offer and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Offer to Purchase”), this Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and the accompanying circular (as it may be amended or supplemented for time to time, the “Circular”, and, collectively with the Offer to Purchase and Letter of Transmittal, the “Offer Documents”).

Pursuant to the Offer, Noteholders are invited to exchange all or a portion of the principal amount of their Existing Notes that are properly tendered and not withdrawn prior to the Expiration Time, for:

(a)	An equivalent principal amount of new 7% senior notes of Taiga (the “New Notes”) due five years from the date of issuance;

(b)	common shares of Taiga (“Common Shares”) at a rate of 833.33 Common Shares (the “Share Exchange Price”) for each $1,000 principal amount of Existing Notes; or

(c)	any combination of New Notes and Common Shares in accordance with the foregoing as determined by the Noteholders.

The Share Exchange Price represents an issue price of $1.20 per Common Share.

Concurrently with the Offer, the Company is soliciting (the “Solicitation”) from the Noteholders consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the indenture under which the Existing Notes were issued. The Existing Notes were issued pursuant to an indenture dated as of September 1, 2005 among the Company, certain guarantors thereunder, and Computershare Trust Company of Canada, as trustee (the “Trustee”), as amended and supplemented.

Noteholders should carefully review the information set forth in the Offer Documents. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Offer to Purchase and the Circular.

This Letter of Transmittal is to be completed by a Noteholder desiring to tender Existing Notes and deliver Consents.

Noteholders that are tendering Existing Notes and delivering Consents are required to deposit the certificates representing the outstanding Existing Notes held by them with Computershare Investor Services Inc. (the “Depositary”). This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Existing Notes deposited for exchange into New Notes and/or Common Shares pursuant to the Offer. A Noteholder who wishes to deposit Existing Notes under the Offer with delivery of a Consent pursuant to the Solicitation and whose Existing Notes are held through an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee on order to take the necessary steps to be able to deposit such Existing Notes under the Offer and deliver the Consent.

The execution and delivery of this Letter of Transmittal by a Noteholder tendering Existing Notes pursuant to the Offer will constitute the Consent of such Noteholder to the Proposed Amendments. Noteholders may not tender their Existing Notes without delivering their Consents pursuant to the Solicitation with respect to such Existing Notes and may not deliver Consents without tendering their Existing Notes pursuant to the Offer.

Tenders may not be withdrawn and Consents may not be revoked at any time after the Expiration Time other than as required by applicable law.

The Offer and the Solicitation for the Existing Notes may be amended, extended or terminated, and any condition with respect thereto may be waived, by the Company, separately.

For a description of certain procedures to be followed in order to tender Existing Notes and deliver Consents, see “Terms of the Offer”, “Terms of the Consent Solicitation” and “Time of Acceptance and Procedure for Tendering Existing Notes” in the Offer to Purchase and the instructions to this Letter of Transmittal.

TENDER OF EXISTING NOTES AND DELIVERY OF CONSENTS

List below the Existing Notes to which this Letter of Transmittal relates and the consideration elected to be received. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.

Name(s) and Address(es) of Registered Noteholder(s) of Existing Notes	Certificate Numbers*	Aggregate Principal Amount Represented*	Principal Amount Tendered and as to Which Consents are Given*	Principal Amount of New Notes to be acquired**	Number of Common Shares to be Acquired at the Common Share Exchange Price**

Total Principal Amount of the Existing Notes

*

Unless otherwise indicated in the column labeled “Principal Amount Tendered and as to Which Consents are Given” and subject to the terms and conditions set forth in the Offer to Purchase, a Noteholder will be deemed to have tendered and delivered Consents with respect to the entire aggregate principal amount represented by the Existing Notes indicated in the column labeled “Aggregate Principal Amount Represented”. See Instruction 4.

**	A combination of New Notes and Common Shares may be elected to be received in exchange for the Existing Notes tendered.

☐	Mark this box if you wish your securities to be held for pick up with the Depositary.

If not already printed above, the name(s) and address(es) of the registered Noteholder(s) should be printed exactly as they appear on the certificate(s) representing Existing Notes tendered hereby.

The Offer and the Solicitation are not being made to, and tenders and Consents will not be accepted from or on behalf of, Noteholders in any jurisdiction in which the making or the acceptance of the Offer or the Solicitation would not be in compliance with the laws of such jurisdiction.

New Notes will only be issued in integral multiples of $1,000. A Noteholder that deposits Existing Notes under the Offer with a principal amount of less than $1,000 or an integral multiple thereof will be repaid such fraction of $1,000 in cash following completion of the Offer. The Share Exchange Price represents an issue price of $1.20 per Common Share. Any fractional Common Shares issuable pursuant to the Share Exchange Price will be rounded up to the nearest whole number. For Noteholders who wish to exchange Existing Notes for Common Shares, the Share Exchange Price will be applied against each $1,000 principal amount of Existing Notes or an integral multiple thereof deposited pursuant to the Offer. Noteholders who deposit their Existing Notes pursuant to the Offer, which deposited Existing Notes are subsequently exchanged by the Company, will receive a payment from the Company on account of accrued and unpaid interest on such deposited Existing Notes to but excluding the date of take up of the deposited Existing Notes.

SETTLEMENT DATE

The “Settlement Date” in respect of any Existing Notes that are validly tendered and not validly withdrawn on or prior to the Expiration Time, and accepted by the Company for purchase in the Offer, will be promptly after the Company’s acceptance for purchase of such Existing Notes, and is expected to be on or about November 14, 2017, three business days following the Expiration Time. No tenders of Existing Notes submitted after the Expiration Time will be valid.

The Company, in its sole discretion, may extend the Expiration Time to a date and time later than 5:00 p.m. (Vancouver Time), November 8, 2017.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

TO:                   TAIGA BUILDING PRODUCTS LTD.

AND TO:         Computershare Investor Services Inc., as depositary

The undersigned hereby tenders to Taiga Building Products Ltd., issuer of the Existing Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, the accompanying Circular and this Letter of Transmittal, the principal amount of Existing Notes indicated in the table above entitled “Tender of Existing Notes and Delivery of Consents” under the column heading “Principal Amount Tendered and as to Which Consents Are Given” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Existing Notes described in such table), and hereby Consents to the Proposed Amendments with respect to all Existing Notes tendered hereby. The undersigned agrees to all of the terms and conditions of the Offer and the Solicitation related to the Existing Notes being tendered and Consents being delivered hereby. The undersigned acknowledges and agrees that the tender of Existing Notes and delivery of Consents made hereby may not be withdrawn and revoked except in accordance with the procedures set forth in the Offer Documents. The undersigned understands that (i) after the Expiration Time, no tenders may be withdrawn and no Consents may be revoked except as required by applicable law and (ii) the Proposed Amendments with respect to the Existing Notes will not become operative unless and until the Requisite Consents have been obtained with respect to the Existing Notes. Capitalized terms used herein and not defined herein have the meanings given to them in the Offer Documents.

Subject to, and effective upon, the acceptance for payment of, and payment for, the principal amount of Existing Notes tendered herewith in accordance with the terms and subject to the conditions of the Offer and Solicitation, the undersigned hereby (a) sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Existing Notes tendered hereby; and (b) waives any and all other rights with respect to such Existing Notes.

If the undersigned is not the registered holder of the Existing Notes listed in the box above under the caption “Tender of Existing Notes and Delivery of Consents” under the column heading “Principal Amount Tendered and as to Which Consents Are Given”, or such registered Noteholder’s legal representative or attorney-in-fact, then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to tender such Existing Notes and deliver Consents on behalf of the registered Noteholder thereof, and such proxy is being delivered with this Letter of Transmittal.

The undersigned acknowledges and agrees that a tender of Existing Notes and delivery of Consents pursuant to any of the procedures described in the Offer Documents and in the instructions hereto and an acceptance of such Existing Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the Province of British Columbia.

The undersigned understands that tenders of Existing Notes may be validly withdrawn and the concurrent Consents may be validly revoked, by written or facsimile notice of withdrawal received by the Depositary at any time on or prior to the Expiration Time, but not thereafter, except as required by applicable law. A valid withdrawal of tendered Existing Notes prior to the Expiration Time will constitute the concurrent valid revocation of such Noteholder’s related Consent and a valid revocation of Consents will constitute the concurrent valid withdrawal of such Noteholder’s related tendered Existing Notes. In order for a Noteholder to validly revoke a Consent, such Noteholder must validly withdraw the related tendered Existing Notes.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby and give the Consents contained herein and (b) when such tendered Existing Notes are accepted for payment and paid for by the Company pursuant to the Offer, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby, to perfect the undersigned’s Consent to the Proposed Amendments or to complete the execution of the Supplemental Indenture.

The Company is not required to accept for purchase any Existing Notes tendered after the Expiration Time. The Expiration Time may be extended, as described in the Offer Documents.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and any subsequent transferees of the Existing Notes.

In consideration for the purchase of Existing Notes pursuant to the Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue the Company or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under applicable securities laws in connection with the Offer or the Solicitation), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against the Company or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the Existing Notes pursuant to the Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of Existing Notes pursuant to the Offer, the Company shall obtain all rights relating to the undersigned’s ownership of Existing Notes (including, without limitation, the right to all interest payable on the Existing Notes) and any and all claims relating thereto.

The undersigned hereby request(s) that any Existing Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the undersigned. The undersigned hereby request(s) that any certificates for New Notes and/or Common Shares issued in exchange for the Existing Notes tendered hereby and taken up by the Company be issued to the order of, and delivered to, the undersigned.

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering and consenting Noteholders)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of Existing Notes listed in the table above labeled “Tender of Existing Notes and Delivery of Consents” under the column heading “Principal Amount Tendered and as to Which Consents Are Given” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Existing Notes described in such table), and hereby Consents to the Proposed Amendments with respect to such principal amount of Existing Notes.

Signature(s):

(Must be signed by the registered Noteholder(s) exactly as the name(s) appear(s) on certificate(s) representing the tendered Existing Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s):

(Please Print)

Capacity:

Address:

(Including Postal Code)

Area Code and Telephone Number: ( )

Medallion Signature Guarantee

(Only If Required—See Instructions 1 and 2)

Authorized Signature of Guarantor:

Name of Firm:

Address:

Area Code and Telephone Number:

[Place Seal Here]

Instructions for Noteholders forming part of the Terms and Conditions of the Offer and the Solicitation

1. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration or any change whatsoever.

If any of the Existing Notes tendered and Consents given hereby are registered in the name of two or more Noteholders, all such Noteholders must sign this Letter of Transmittal. If any of the Existing Notes tendered and Consents given hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Existing Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered and Consents given hereby, no endorsements of Existing Notes or separate instruments of transfer are required unless payment is to be made, or Existing Notes not tendered or purchased are to be issued, to a person other than the registered Noteholder(s), in which case signatures on such Existing Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution (as defined below).

Unless this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered and Consents given hereby, such Existing Notes must be endorsed or accompanied by appropriate instruments of transfer, and be accompanied by a duly completed proxy entitling the signer to tender such Existing Notes and deliver Consents on behalf of such registered Noteholder(s), and each such endorsement or instrument of transfer must be signed exactly as the name or names of the registered Noteholder(s) appear on the Existing Notes; signatures on each such endorsement or instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution (as defined below).

2. Signature Guarantees. No signature guarantee is required on this Letter of Transmittal if: (a) the Letter of Transmittal is signed by the record Noteholder exactly as the name of the registered holder appears on the register maintained by the Depositary, and payment is to be made directly to such registered holder; or (b) Existing Notes are deposited for the account of a Canadian Schedule I chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) (each, an “Eligible Institution”). If a certificate representing Existing Notes is registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made, or certificates representing the portion of Existing Notes not deposited are to be issued to a person other than the registered holder, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered holder appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

3. Requests for Assistance or Additional Copies. If a holder of Existing Notes has questions about the Offer or procedures for accepting the Offer, the Noteholder should call the Depositary at its telephone number set forth on the last page of this Letter of Transmittal or the Company. If a Noteholder would like additional copies of the Offer Documents, the Noteholder should call the Depositary at its telephone number set forth on the last page of this Letter of Transmittal or the Company at (604) 438-1471.

4. Partial Tenders. Tenders of Existing Notes will be accepted only in integral multiples of $1,000. If less than the entire principal amount of any Existing Note is tendered, the tendering Noteholders should fill in the principal amount tendered in the fourth column of the table entitled “Tender of Existing Notes and Delivery of Consents” above. The entire principal amount of Existing Notes delivered to the Depositary will be deemed to have been tendered and Consents given with respect thereto unless otherwise indicated. If the entire principal amount of all Existing Notes is not tendered, then substitute Existing Notes for the principal amount of Existing Notes not tendered and purchased pursuant to the Offer will be sent to the Noteholder at his or her registered address or otherwise to the Noteholder’s account promptly after the delivered Existing Notes are accepted for partial tender.

5. Irregularities. All determinations as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Existing Notes or Consents given pursuant to any of the procedures described above will be made by the Company in its sole discretion (whose determination shall be final and binding). The Company expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all tenders of any Existing Notes and delivery of any Consents, determined by it not to be in proper form or if the acceptance for payment of, or payment for, such Existing Notes may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the Offer and/or the Solicitation or to waive any defect or irregularity in any tender or delivery of Consents with respect to Existing Notes of any particular Noteholder, whether or not similar defects or irregularities are waived in the case of other Noteholders. The Company’s interpretation of the terms and conditions of the Offer and the Solicitation (including this Letter of Transmittal and the instructions hereto) will be final and binding. None of the Company, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

6. Payment and Delivery Instructions. Existing Notes not tendered or not accepted for purchase will be returned, and certificates representing the New Notes and/or Common Shares, as applicable, issued in exchange for the Existing Notes deposited pursuant to the Offer and as determined by the Noteholder, and unpaid accrued interest will be sent, to the holder of the Existing Notes tendered.

7. Waiver of Conditions. The Company expressly reserves the right prior to the Expiration Time to waive (or to seek to waive) any of the conditions to the Offer and/or the Solicitation, in whole or in part, at any time and from time to time.

8. Mutilated, Lost, Stolen or Destroyed Certificates. If a Noteholder desires to tender Existing Notes and deliver Consents but the certificates evidencing such Existing Notes have been mutilated, lost, stolen or destroyed, such Noteholder should contact the Depositary or the Trustee for the Existing Notes that have been mutilated, lost, stolen or destroyed to receive information about the procedures for obtaining replacement certificates for Existing Notes.

9. Delivery of this Letter of Transmittal and Certificates for Existing Notes. The method of delivery of this Letter of Transmittal, Existing Notes and all other required documents to the Depositary is at the election and risk of Noteholders. If such delivery is by mail, it is suggested that Noteholders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Expiration Time to permit delivery to the Depositary prior to such time. Delivery will be deemed made when actually received or confirmed by the Depositary. This Letter of Transmittal and the Existing Notes should be sent only to the Depositary, not to the Company or the Trustee.

All tendering Noteholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Existing Notes for purchase.

There are no guaranteed delivery procedures provided for by the Company in conjunction with the Offer. Noteholders must timely tender their Existing Notes in accordance with the procedures set forth in the Offer Documents.

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the other Offer Documents may be directed to the Depositary at the telephone number and address listed below or the Company.

The Depositary for the Offer is:

Computershare Investor Services Inc.

By Mail:

P.O. Box 7021

31 Adelaide Street East

Toronto, Ontario M5C 3H2

Attention: Corporate Actions

By Registered Mail, Hand or by Courier:

100 University Avenue 8th Floor

Toronto, Ontario M5J 2Y1

Attention: Corporate Actions

Toll Free: 1-800-564-6253

E-mail: corporateactions@computershare.com